             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                   -----------------------

                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934

                 ---------------------------


              Date of Report (Date of earliest
              event reported): October 12, 1998



                THE ST. PAUL COMPANIES, INC.
   ------------------------------------------------------
   (Exact name of Registrant as specified in its charter)


     Minnesota              0-3021             41-0518860
------------------- --------------------- --------------------
     (State of         (Commission File     (I.R.S. Employer
  Incorporation)           Number)         Identification No.)



385 Washington St., St. Paul, MN            55102
--------------------------------         ----------
(Address of principal                    (Zip Code)
executive offices)


                       (651) 310-7911
             ----------------------------------
               (Registrant's telephone number,
                    including area code)




                             N/A
------------------------------------------------------------
    (Former name or former address, if changed since last
                           report)

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Item 5.    Other Events.
           ------------

     The following information was derived from a press release of The St. Paul Companies, Inc. dated October 12, 1998:

The St. Paul Companies announced that its third quarter losses from catastrophes are expected to total approximately
$175 million on a pre-tax basis.

     The Company also indicated that its results for the third and fourth quarters would be negatively impacted by continued deterioration in the condition of the general commercial property/casualty marketplace.

     Given the magnitude of catastrophes, as well as continuing difficult market conditions, the Company currently expects third quarter after-tax core operating earnings of approximately $35 to $45 million. Core operating earnings exclude the $457 million after-tax charge taken in the second quarter in connection with the integration of USF&G. There will be no similar charges included in the third quarter.

     "1998 is turning out to be among the worst catastrophe years in the history of The St. Paul, unusual in terms of frequency rather than the severity of any given storm.
Catastrophe losses for the quarter represent approximately
11% of our earned premiums, versus a more normalized catastrophe level of approximately 3% of earned premiums," said Douglas W. Leatherdale, chairman of The St. Paul
Companies. "We are taking steps to reduce our exposure to loss volatility from catastrophes through the purchase of additional reinsurance and other measures.

     "The continued deterioration in commercial property/casualty market conditions has adversely impacted our earnings," said Mr. Leatherdale. "For the past few years, we have attempted to manage the pressure the soft market places on our profitability through a number of expense reduction and underwriting initiatives, hoping to maintain market share.

     "I believe we have reached a point where we can no longer continue to sell any insurance at rates which are inadequate relative to the individual risk. Simply put, we will not sell insurance for less than an adequate rate, and we will cut expenses more aggressively in line with premium reductions. We will work with our agents and brokers to undertake corrective actions on individual accounts we have determined to be significantly underpriced," continued
Leatherdale.

     "Our merger with USF&G provides us the critical mass to cut unprofitable business while maintaining our strong franchises. We know what we must do to address current business realities and maintain our long-term profitability, and we are taking necessary action," concluded Leatherdale.

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     Certain statements made by the company in this release
constitute forward-looking statements. These include statements regarding the future effects of actions discussed herein and future business development and profitability. Actual results may differ materially from those projected in the forward-looking statements. These forward looking statements involve risks and uncertainties including, but not limited to, the following: the frequency and severity of catastrophic events; a change in the demand for, pricing of, or supply of reinsurance or insurance; and increased competitive pressure and general economic conditions.




  Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              THE ST. PAUL COMPANIES, INC.




                              By  /s/ Bruce A. Backberg
                                  ---------------------
                                  Bruce A. Backberg
                                  Senior Vice President
                                   and Chief Legal Counsel


Date: October 13, 1998